UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Community Trust Bancorp, Inc.
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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SUPPLEMENT TO PROXY STATEMENT DATED MARCH 21, 2025
FOR THE 2025 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 22, 2025

This supplement, dated March 24, 2025, to the Proxy Statement (this “Supplement”) supplements the definitive proxy statement filed by Community Trust Bancorp, Inc. (“we” or “CTBI”) with the U.S. Securities and Exchange Commission (“SEC”) on March 21, 2025 (the “2025 Proxy Statement”) in connection with the 2025 Annual Meeting of Shareholders, scheduled to be held on the Fourth Floor of the Community Trust Bancorp, Inc. Corporate Headquarters, 346 North Mayo Trail, Pikeville, Kentucky, on Tuesday, April 22, 2025 at 10:00 a.m. EDT (the “Annual Meeting”). This Supplement is being filed with the SEC on March 24, 2025 and made available to shareholders on or about April 1, 2025.

This Supplement clarifies the effect of abstentions and “broker non-votes” with respect to the proposals our shareholders are being asked to consider and vote on at the Annual Meeting.

As previously disclosed in the 2025 Proxy Statement, abstentions will be treated as present for purposes of determining a quorum, but as unvoted shares for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates that it does not have discretionary authority as to certain shares to vote on a particular matter, such shares will not be considered as present and entitled to vote with respect to such matter. At the Annual Meeting, brokers and other nominees will not have discretionary authority with respect to election of directors, approval of the proposed Amended and Restated 2025 Stock Ownership Incentive Plan, or approval of the advisory (nonbinding) resolution relating to executive compensation. Therefore, if you hold shares through a broker or other nominee and do not provide voting instructions to your broker or other nominee, your shares will not be voted with respect to such proposals.

To clarify the above, this Supplement revises the 2025 Proxy Statement as follows:

•	In the section of the 2025 Proxy Statement entitled “Election of Directors”, the second paragraph is hereby revised by adding the following sentences to the end of the paragraph:

“A plurality voting standard applies for the election of our directors. Therefore, the ten director nominees receiving the most “FOR” votes from the holders of shares present in person or by proxy at the Annual Meeting and entitled to vote on the election of directors will be elected. Withholding authority to vote your shares with respect to one or more director nominees will have no effect on the election of those nominees. Broker non-votes will also have no effect on the election of the nominees.”

•
In the section of the 2025 Proxy Statement entitled “Proposed Amended and Restated 2025 Stock Ownership Incentive Plan”, the last paragraph is hereby revised by adding the following sentence immediately before the last sentence of the paragraph:

“Abstentions will have the effect of a vote against the proposal; broker non-votes will have no effect on the proposal.”

•
The section of the 2025 Proxy Statement entitled “Ratification of the Selection of Independent Registered Public Accounting Firm” is hereby revised by adding the following sentence immediately before the last sentence of the section:

“Abstentions will have the effect of a vote against the proposal; broker non-votes will have no effect on the proposal.”

•
In the section of the 2025 Proxy Statement entitled “Advisory Vote on Executive Compensation”, the last paragraph is hereby revised by adding the following sentence immediately before the last sentence of the paragraph:

“Abstentions and broker non-votes will have no effect on the proposal.”

Except as described in this Supplement, none of the items or information presented in the 2025 Proxy Statement is affected by this Supplement. This Supplement does not provide all of the information that is important to your voting decisions at the Annual Meeting, and the 2025 Proxy Statement contains other important additional information. This Supplement should be read in conjunction with the 2025 Proxy Statement.  This Supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the 2025 Proxy Statement.